                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP INDEPENDENT AUDITORS

The Board of Directors
Corixa Corporation


        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-84841) and related Prospectus of Corixa Corporation for the registration of 170,224 shares of its common stock and to the incorporation by reference therein of our report dated February 3, 1999, with respect to the consolidated financial statements of Corixa Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.



                                        Ernst & Young LLP

Seattle, Washington


August 18, 1999




                                      II-7